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                                                                      Exhibit 11

[DYKEMA GOSSETT PLLC LETTERHEAD]

DYKEMA GOSSETT PLLC                                400 Renaissance Center
                                                   Detroit, Michigan 48243
                                                   WWW.DYKEMA.COM
                                                   Tel: (313) 568-6800
                                                   Fax: (313) 568-6658

February 4, 2004

Advance Capital I, Inc.
One Towne Square, Suite 444
Southfield, Michigan 48076

Ladies and Gentlemen:

We have acted as counsel for Advance Capital I, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of shares of its Class E Common Stock pursuant to a Plan of Fund Combination approved by the Board of Directors of the Company on January 23, 2004 (the "Plan"). Such Class E Common Stock is hereinafter referred to as the "Stock". In this connection we have examined: (a) the Registration Statement on Form N-14; (b) the Company's Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion, including the Plan.

Based upon the foregoing, we are of the opinion that the shares of Stock when issued as contemplated in the Registration Statement on Form N-14 will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

DYKEMA GOSSETT PLLC

/S/ DYKEMA GOSSETT PLLC

PRR/mmh

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